EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Mercury Computer Systems, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-53291, 333-52864, 333-101993, 333-112989, 333-129929, 333-139019, 333-139020, 333-149046 and 333-156364) on Form S-8 and the registration statement (No. 333-158847) on Form S-3 of Mercury Computer Systems, Inc. of our report dated September 4, 2009, with respect to the consolidated balance sheets of Mercury Computer Systems, Inc. as of June 30, 2009 and 2008, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2009, and the related consolidated financial statement Schedule II, and the effectiveness of internal control over financial reporting as of June 30, 2009, which report appears in the June 30, 2009 annual report on Form 10-K of Mercury Computer Systems, Inc.

/s/ KPMG LLP

Boston, Massachusetts

September 4, 2009